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                                                                    Exhibit 11.1

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
          Three Months and Six Months Ended September 30, 1998 and 1997


                                                           Three Months Ended Sept. 30,     Six Months Ended Sept. 30,
                                                           ----------------------------     -------------------------
                                                               1998             1997           1998          1997
                                                           -----------     ------------     ----------    -----------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period              5,335,084        5,282,984      5,316,032       5,263,455
Weighted average number of common shares issued                  7,470          239,688         17,783          16,788
                                                           -----------     ------------     ----------    ------------
Weighted average number of common
     shares outstanding - end of period                      5,342,554        5,522,672      5,333,815       5,280,243
                                                           ===========     ============     ==========    ============

Net earnings (loss)                                        $    (3,000)    $    444,000     $   41,000    $    727,000
                                                           ===========     ============     ==========    ============

Basic earnings (loss) per common share                     $     (0.00)    $       0.08     $     0.01    $       0.13
                                                           ===========     ============     ==========    ============


Diluted Earnings Per Share:

Actual shares outstanding - beginning of period              5,335,084        5,282,984      5,316,032       5,263,455
Weighted average number of common shares issued (1)            180,152          239,688        194,970         218,281
                                                           -----------     ------------     ----------    ------------
Weighted average number of common
     shares outstanding - end of period                      5,515,236        5,522,672      5,511,002       5,481,736
                                                           ===========     ============     ==========    ============

Net earnings (loss)                                        $    (3,000)    $    444,000     $   41,000    $    727,000
                                                           ===========     ============     ==========    ============

Diluted earnings (loss) per common share                   $     (0.00)    $      0.08      $     0.01    $       0.13
                                                           ===========     ===========      ==========    ============

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(1)      Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares was based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings
         (loss) per share in periods when such common stock options and warrants are not antidilutive.